                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) MARCH 30, 2001

                                 --------------


                         HORIZON MEDICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


           GEORGIA                       000-24025             58-1882343
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)


               ONE HORIZON WAY
                P.O. BOX 627
             MANCHESTER, GEORGIA                               31816
  (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 706-846-3126


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 30, 2001, Horizon Medical Products, Inc. (the "Company") completed the disposition (the "Disposition") of certain assets to Vascutech, Inc. ("Vascutech"). The Disposition was consummated pursuant to an Asset Purchase Agreement, dated March 30, 2001, by and between the Company and Vascutech Acquisition LLC, a wholly-owned subsidiary of Vascutech, Inc. (the "Asset Purchase Agreement"). The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement included as Exhibit 2.1 to this Current Report.

         In the Disposition, the Company sold to Vascutech certain medical device products, including embolectomy catheters, carotid shunts, occlusion catheters and surgical instruments, and assets used in the manufacture and sale of such products, including inventory, leasehold improvements, and other fixed assets, as well as the lease for the Company's 30,000 square foot manufacturing facility located in St. Petersburg, Florida (the "IFM Business"). The Company acquired the IFM Business through asset acquisitions in 1998 and 2000 from Ideas for Medicine, Inc. ("IFM"), a wholly-owned subsidiary of CryoLife, Inc. The consideration for the sale of the IFM Business to Vascutech consisted of cash in the amount of $2,250,500 at closing, assumption of approximately $5,600,000 (as of December 31, 2000) of debt under the promissory note issued in connection with the Company's October 2000 acquisition from IFM, and a second installment cash payment of $150,000, to be paid six months from the closing date. The cash received from Vascutech was paid to Bank of America and reduced the amount outstanding under the Company's $50 million amended and restated credit facility (the "Credit Facility").


ITEM 5.  OTHER EVENTS.

         On March 30, 2001, the Company entered into a Forbearance Agreement and a First Amendment to Forbearance Agreement (collectively, the "Forbearance Agreement") relating to the Credit Facility with Bank of America, N.A., successor to Banc of America Commercial Finance Corporation, formerly known as NationsCredit ("Bank of America"). The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copies of the Forbearance Agreement and the First Amendment to Forbearance Agreement included as Exhibits 10.1 and 10.2 to this Current Report.

         Under the terms of the Forbearance Agreement, Bank of America has agreed that it will not foreclose on, or institute legal action to collect, the debt outstanding under the Credit Facility, including the $900,000 bridge loan to the Company which was used to fund a $900,000 bridge loan to Marshall B. Hunt, the Company's Chairman and CEO (the "Bridge Loan"), until March 31, 2002, or until the earlier termination of the Forbearance Agreement. Bank of America may terminate the Forbearance Agreement prior to March 31, 2002, upon the occurrence of certain events as described below.

         The Forbearance Agreement modifies the payment terms of the debt outstanding under the Credit Facility. The Company has agreed to pay any accrued and unpaid interest on debt outstanding under the Credit Facility on the first day of each month, commencing on April 1,

2001, and to repay $135,000 in principal each month, beginning on May 15, 2001. The Company is required to make an additional principal repayment on October 10, 2001, in an amount of the greater of $150,000 or the gross proceeds to the Company of the second installment payment pursuant to the sale of the IFM Business. In addition, the Company is required to prepay on the 90th day following the last day of each fiscal year, beginning on March 30, 2001, an amount equal to the Company's Excess Cash Flow (as defined in the Credit Agreement) for each fiscal year. The Company has agreed to pay any accrued and unpaid interest on the Bridge Loan on the first day of each month, commencing on April 1, 2001, and to repay $300,000 in principal on or before each of May 31 and August 31, 2001. The unpaid balance of the Bridge Loan will be due on November 30, 2001. Interest will continue to accrue on the principal balances of all debt outstanding under the Credit Facility at the Bank of America prime rate plus 2.5%. Upon expiration or early termination of the Forbearance Agreement, interest will accrue at the rate then in effect plus 6%.

         The Forbearance Agreement expires on March 31, 2002, but generally may be terminated earlier by Bank of America if any of the following occur: (i) the Company files for bankruptcy or an involuntary petition for bankruptcy is filed against the Company; (ii) the Company fails to timely make any scheduled principal or interest payment under the Credit Facility, as modified by the Forbearance Agreement; (iii) the Company breaches any covenant in the Forbearance Agreement; (iv) the Company violates the modified financial covenants set out in the Forbearance Agreement relating to minimum net worth, capital expenditures, and minimum EBITDA, and the specific ratios for debt service coverage, leverage, interest coverage, and debt to capitalization; (v) the Company fails to deliver on or prior to April 29, 2001 title to certain personal assets of Marshall B. Hunt to secure the Bridge Loan; (vi) the Company fails to deliver on or prior to April 29, 2001 a mortgage of all real property owned by the Company to secure the revolver loan; (vii) the Company fails to comply with any demands by Bank of America relating to borrowing base audits;
(viii) the Company fails to hire a new Chief Operating Officer by June 30, 2001;
(ix) the Company fails to cooperate with the operational review being conducted by the management consulting firm; or (x) the Company uses the collateral under the Credit Facility to repay subordinated debt, except as permitted by Bank of America.

         Pursuant to the Forbearance Agreement, on or prior to May 9, 2001, the Company will grant Bank of America warrants to purchase 3% of the equity ownership of the Company. The warrants will have a strike price of $0.05 per share and will be exercisable for three years from the date of issuance. The warrants will contain antidilution protection for issuance of shares at less than fair market value.

         Upon the expiration or early termination of the Forbearance Agreement, if the Company remains in default under the Credit Facility the debt outstanding under the Credit Facility will become due and payable and Bank of America will have the right to exercise all of its remedies under the Credit Facility. The failure by the Company either to extend the forbearance period or refinance such debt would have a material adverse effect on the Company's financial position, liquidity and ability to pay its debts as they become due.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.


         Exhibit
         Number   Description
         ------   -----------
         2.1      Asset Purchase Agreement, dated as of March 30, 2001, by and between Horizon Medical Products, Inc. and Vascutech
                  Acquisition LLC. Pursuant to Item 601(b) of Regulation S-K,
                  Horizon has omitted certain Schedules and Exhibits to the
                  asset Purchase Agreement (all of which are listed therein)
                  from this Exhibit 2.1. Horizon hereby agrees to furnish
                  supplementally a copy of any such omitted item to the
                  Securities and Exchange Commission upon its request.

         10.1     Forbearance Agreement, dated as of March 30, 2001, among
                  Horizon Medical Products, Inc., Horizon Acquisition Corp.,
                  Strato/Infusaid, Inc. and Stepic Corporation, the Lender signatory to the Credit Agreement and Bank of America, N.A.

         10.2     First Amendment to Forbearance Agreement, dated as of March
                  30, 2001, among Horizon Medical Products, Inc., Horizon
                  Acquisition Corp., Strato/Infusaid, Inc. and Stepic
                  Corporation, the Lender signatory to the Credit Agreement and Bank of America, N.A.

         99.1     Press release dated April 2, 2001.

         99.2     Press release dated April 2, 2001.

         99.3     Press release dated April 3, 2001.

                         HORIZON MEDICAL PRODUCTS, INC.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HORIZON MEDICAL PRODUCTS, INC.
                                   --------------------------------------
                                                (Registrant)


April 16, 2001                     By:      /s/ William E. Peterson, Jr.
                                      -----------------------------------
                                              William E. Peterson, Jr.
                                             President and Secretary